UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

Jo-Ann Stores
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

News Release

5555 Darrow Road . Hudson . Ohio 44236 . Phone: 330/656-2600 Fax: 330/463-6675
FOR IMMEDIATE RELEASE

Investor Contact:	Public Relations Contact:
Brad Cohen	Lisa Greb
Integrated Corporate Relations, Inc.	Director, Public Relations
330/463-6865	Jo-Ann Stores, Inc.
http://www.joann.com	330/463-3442
JO-ANN STORES INC. DEBUTS ONLINE VIDEO ANNUAL REPORT
HUDSON, OH — May 7, 2008 — Jo-Ann Stores Inc. (NYSE: JAS) today announced that it has posted its Fiscal 2008 Video Annual Report to the Investor Relations section of its web site. The introduction of this new feature on the web site provides viewers with highlights of Jo-Ann Stores’ key accomplishments in fiscal 2008, and includes an overview of the company and its strategic initiatives. This brief video also provides shareholders and other interested parties the opportunity to see and hear directly from Jo-Ann Stores’ management team.
The Video Annual Report is available for viewing by clicking the following link:
http://icr.vo.llnwd.net/o1/IDM_Hosting/VAR/JAS/JAS_VAR08_prn.html
It can also be accessed at Joann.com; click on the “Investor Relations” link on the bottom of the home page.
Jo-Ann Stores Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 199 large-format stores and 573 small-format stores.

 #

“Inspiring Creativity”